UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Red Violet, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 28, 2025

Dear Fellow Stockholders:

You are cordially invited to join our Board of Directors and senior management for the 2025 Annual Meeting of Stockholders (the “Meeting”) of Red Violet, Inc. to be held on Tuesday, June 10, 2025 at 11:00 a.m. Eastern Time in a virtual-only format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 9, 2025 at 11:59 p.m. Eastern Time and provide the control number as provided in the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting can be found on page 1 of the Proxy Statement.

The formal Notice of Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters which properly come before the Meeting.

Your vote is very important to us. Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting, even if you are unable to attend the Meeting. Please use the Internet voting system, telephone voting system or mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

On behalf of your Board of Directors, thank you for your confidence in red violet. We look forward to your continued support.

Sincerely,

Derek Dubner

Chief Executive Officer

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2025

To our Stockholders:

The 2025 Annual Meeting of Stockholders of Red Violet, Inc. (the “Meeting”) will be held on Tuesday, June 10, 2025 at 11:00 a.m. Eastern Time in a virtual-only meeting format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 9, 2025 at 11:59 p.m. Eastern Time and provide the control number as provided in the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting can be found on page 1 of the Proxy Statement. At the Meeting, our stockholders will be asked to consider and vote upon the following:

(1)	Election of Directors. To elect five directors to serve for a one-year term until the 2026 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	Ratification of Independent Accounting Firm. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

(3)

Amendment and Restatement of Stock Incentive Plan. To amend and restate the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”) to, among other things, increase the number of shares available for issuance and to extend the term of the Plan;

(4)	Say on Pay. To hold a non-binding advisory vote to approve our named executive officers’ compensation; and

(5)	Other Matters. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The Board of Directors has fixed the close of business on April 14, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting.

A Notice of Internet Availability of Proxy Materials will be mailed to participating stockholders containing instructions on how to access the proxy materials on the Internet, and if desired, to request to receive a printed copy of our proxy materials by mail. The proxy statement contains information pertaining to the matters to be voted on at the Meeting.

By order of the Board of Directors,

Joshua Weingard

Corporate Secretary and Corporate Counsel

Boca Raton, FL

April 28, 2025

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025

The accompanying proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.redviolet.com

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM OR TELEPHONE VOTING SYSTEM SET FORTH IN THE PROXY.

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 10, 2025

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Red Violet, Inc. (the “Board”) of proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Tuesday, June 10, 2025 at 11:00 a.m. Eastern Time in a virtual-only meeting format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 9, 2025 at 11:59 p.m. Eastern Time and provide the control number as provided in the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting is set forth below. On or about April 28, 2025, we will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders. The Internet Notice will include instructions on how to access the proxy materials over the Internet, including our proxy statement, Notice of 2025 Annual Meeting of Stockholders, proxy card and a copy of the Company’s Annual Report for the year ended December 31, 2024. The Internet Notice will also describe how to vote online and, if desired, how to receive a printed set of proxy materials. In this proxy statement, Red Violet, Inc. is referred to as “red violet,” the “Company,” “we,” “our,” or “us.”

Purpose of the Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)

Election of Directors. To elect five directors to serve for a one-year term until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or until a successor is duly elected and qualified (the “Election of Directors Proposal”);

(2)

Ratification of Independent Accounting Firm. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Ratification of Auditor Proposal”);

(3)

Amendment and Restatement of Stock Incentive Plan. To amend and restate the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”) to, among other things, increase the number of shares available for issuance and to extend the term of the Plan (the “Amended and Restated Incentive Plan Proposal”);

(4)	Say on Pay. To hold a non-binding advisory vote to approve our named executive officers’ compensation (the “Say on Pay Proposal”); and

(5)	Other Matters. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Attending the Virtual Meeting

To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Monday, June 9, 2025 at 11:59 p.m. Eastern Time and provide the control number as provided in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting.

Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting. If you encounter any difficulties accessing the virtual Meeting during the check-in process, please contact the technical support number that will be posted on the virtual Meeting login page.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock (“Common Stock”) at the close of business on April 14, 2025 (the “Record Date”) for the Meeting, are entitled to notice of, and to vote at, the Meeting. On the Record Date, we had 13,950,797 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Meeting.

The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on any non-routine matter presented at the Meeting such as the Election of Directors Proposal, the Amended and Restated Plan Proposal, or the Say on Pay Proposal. Under the NYSE rules, a broker does have discretion to vote on the Ratification of Auditor Proposal. As a result, any broker who is a member of the NYSE will not have the discretion to vote on any of the proposals presented at the Meeting, except for the Ratification of Auditor Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

The Election of Directors Proposal will be determined by a plurality of votes cast. The Ratification of Auditor Proposal, the Amended and Restated Plan Proposal and the Say on Pay Proposal, and any other proposal properly submitted will be approved by the affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy at the Meeting and entitled to vote. A broker non-vote will have no effect on the Amended and Restated Plan Proposal and the Say on Pay Proposal. A withhold vote will have no effect on the Election of Directors Proposal. Abstentions will have the same effect as a vote against the Ratification of Auditor Proposal, the Amended and Restated Plan Proposal and the Say on Pay Proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — the Election of Directors Proposal, “FOR” Proposal 2 — the Ratification of Auditor Proposal, “FOR” Proposal 3 — the Amended and Restated Incentive Plan Proposal, and “FOR” Proposal 4 — the Say on Pay Proposal. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, via telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the virtual Meeting may vote at the Meeting by using their 12-digit control number as provided in the Notice of Internet Availability of Proxy Materials or proxy card.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Meeting. Then you must register at www.proxydocs.com/RDVT using the control number on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. The registration deadline is Monday, June 9, 2025 at 11:59 p.m. Eastern Time. Please be sure to follow instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet or telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the virtual Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy, unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Joshua Weingard, the Company’s Corporate Counsel and Corporate Secretary, has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be available at the Company’s executive office, located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, for a period of ten days before the Meeting and will be available for examination by any stockholder.

Also, the list of stockholders entitled to vote at the Meeting will be available on your screen during the virtual Meeting after entering your control number.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing five directors. Each director will hold office until the 2026 Annual Meeting or until a successor is elected and qualified to serve on the Board. The Board has nominated the five individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All of the Nominees are current directors and each nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our amended and restated bylaws (“Bylaws”), Nominees are elected by a plurality of votes cast.

In March 2025, Mr. Dubner identified Greg Strakosch as a director candidate and presented Mr. Strakosch to the Board’s Corporate Governance and Nominating Committee as a highly qualified director candidate. Upon the recommendation of the Board’s Corporate Governance and Nominating Committee, the Board appointed Mr. Strakosch to the Board on March 4, 2025.

The following table sets forth certain information concerning our directors nominees:

Name	Position	Director Since
Derek Dubner	Chief Executive Officer and Chairman of the Board	2017
William Livek	Director	2024
Steven Rubin	Director	2018
Lisa Stanton	Director	2021
Greg Strakosch	Director	2025

Biographical Information About Our Nominees

Derek Dubner, 53, has served as the Chief Executive Officer and a director of the Company since its formation in August 2017 and continuing through the Spin-off (as defined below) from cogint on March 26, 2018. Mr. Dubner was appointed as Interim Chairman of our Board in September 2018 and as Chairman of our Board in April 2020. Mr. Dubner served as the Chief Executive Officer and a director of Fluent, Inc. (“Fluent”) from March 2016 until March 2018 when Fluent spun-off red violet (the “Spin-off”). Prior to serving as Fluent’s Chief Executive Officer, Mr. Dubner served as Co-Chief Executive Officer from March 2015 until March 2016, when he was appointed Fluent’s Chief Executive Officer. Mr. Dubner has served as the Chief Executive Officer of our subsidiary The Best One, Inc. (“TBO”), now known as IDI Holdings, LLC (“IDI Holdings”), a holding company engaged in the acquisition of operating businesses and the acquisition and development of technology assets across various industries, and its subsidiary, Interactive Data, LLC (“Interactive Data”), since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC (“TLO”), an information solutions provider, from inception in 2009 to December 2013. Mr. Dubner has over 20 years of experience in the data and analytics industry.

The Board believes Mr. Dubner’s experience as the Company’s Chief Executive Officer, along with his prior executive and managerial experience, provides valuable business, industry, and management advice to the Board.

William (Bill) Livek, 70, has served as Non-Executive Vice Chairman of comScore, Inc. (“Comscore”), a media measurement and analytics company, since January 2016. Mr. Livek had served as Comscore’s Chief Executive Officer from November 2019 to July 2022, as a Special Advisor to the CEO from June 2018 to

November 2019, and its President from January 2016 to May 2018. He previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation (“Rentrak”), a media measurement and consumer targeting company, where he led the effort of building Rentrak into a $1 billion market capitalization company before merging Comscore into Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. Mr. Livek also serves on the board of directors of Adstra, Civic Science, The Covenant House, and the Advertising Research Foundation (ARF). He holds a degree in Communications from Southern Illinois University.

The Board believes Mr. Livek’s knowledge and experience in building platform-driven solutions to derive consumer insights brings valuable business leadership and strengthens the Board’s collective overall skills and experience.

Steven Rubin, 64, has served as a director of the Company since March 2018 and served as a director of Fluent from October 2009 until March 2018. Mr. Rubin has served as the Executive Vice President Administration of OPKO Health, Inc. since May 2007 and a director of OPKO since February 2007. Mr. Rubin currently serves on the board of directors of Cocrystal Pharma, Inc., a biotechnology company developing new treatments for viral diseases, Eloxx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company engaged in the science of ribosome modulation, and Niagen Bioscience, Inc., a science-based, integrated nutraceutical company devoted to improving the way people age. Mr. Rubin previously served as a director of Neovasc, Inc., a company that developed and marketed medical specialty vascular devices and Non-Invasive Monitoring Systems, Inc., a medical device company. Mr. Rubin served as the Secretary of Ideation Acquisition Corp., a predecessor entity of Fluent, from June 2007 to October 2009.

The Board believes Mr. Rubin’s legal experience, managerial experience, and the knowledge and insight he has attained through his service as a director and officer of several publicly-traded corporations provides valuable business leadership and management advice to the Board.

Lisa Stanton, 61, has served as a director of the Company since August 2021. Ms. Stanton currently serves on the Board of Directors of Washington Trust Bancorp, Inc., the parent company of The Washington Trust Company, the oldest community bank in the United States and largest state-chartered bank headquartered in Rhode Island. Ms. Stanton previously served on the Board of Directors of Trulioo, a global identity verification provider based in Vancouver, Canada, from January 2020 until July 2021. Additionally, she served as a member of the Venture Investments Board and as an advisor to the IT Resilience and Strategy Committee of the Board of Directors of Nationwide Building Society, a financial institution in London, England from September 2016 through December 2019. She has more than 25 years of financial services, technology and data security experience, most recently serving as General Manager, Enterprise Strategy for American Express from December 2018 through her retirement in April 2020. From 2014 through 2016, she served as Chief Executive Officer for InAuth, a digital security solutions provider to global financial institutions. Following the acquisition of InAuth by American Express in 2016, she continued serving as InAuth’s President through 2018. She was the founder of the U.S. division of Monitise, a mobile banking and payments platform for financial institutions, where she served as Chief Executive Officer from 2007 to 2009, General Manager of the London-based Monitise Group from 2009 to 2013 and President, Americas from 2013 to 2014. She also served as a Senior Vice President for Citizens Financial Group from 1996 to 2007 and First New Hampshire Bank from 1991 to 1996, holding leadership roles in real estate; venture capital; retail distribution; digital, mobile and online channels; and card and payments products. She began her career as a commercial real estate broker, attaining the designation of Certified Commercial Investment Member (CCIM).

The Board believes Ms. Stanton’s knowledge and experience in financial services, technology, and security brings valuable business leadership and strengthens the Board’s collective overall skills and experience.

Greg Strakosch, 62, served as Executive Chairman of TechTarget, Inc. (“TechTarget”), a marketing and sales services digital media company, from May 2016 through his retirement in December 2024 in connection with TechTarget’s merger with Informa Tech. Previously, he served as TechTarget Chief Executive Officer from its incorporation in September 1999 to May 2016 and as its Chairman from 2007 to May 2016. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG, a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems.

The Board believes Mr. Strakosch’s knowledge and experience as a public-company founder, chairman, and chief executive officer, in the technology and digital media industries, provides valuable business leadership and management advice to the Board.

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

Beginning on August 5, 2021, the Compensation Committee approved the Company’s Non-Employee Director Compensation Policy. Non-employee directors continued to receive annual cash compensation of $25,000, payable in quarterly installments, which was originally approved effective for the year ending December 31, 2020. Further, upon joining the Board, non-employee directors shall receive a grant of restricted stock units (“RSUs”) with an approximate value of $75,000, vesting in three equal annual installments commencing approximately on the first anniversary of the grant date. The Compensation Committee is empowered to grant additional equity awards to non-employee directors based upon individual contribution to the Company.

Based on each individual director’s contributions to the Company, including service on the Board and its Committees, on November 4, 2024, the Compensation Committee awarded each of Mr. Rubin and Peter Benz a grant of 8,000 RSUs (3,760 RSUs for serving on the Board, 2,960 RSUs for serving on the Audit Committee and 1,280 RSUs for serving as the Chair of both the Compensation Committee and Corporate Governance and Nominating Committees in the case of Mr. Rubin and 1,280 RSUs for serving as the Chair of the Audit Committee for Mr. Benz), Ms. Stanton received a grant of 6,720 RSUs (3,760 RSUs for serving on the Board and 2,960 RSUs for serving on the Audit Committee) and Mr. Livek received a grant of 3,760 RSUs for serving on the Board. Each of the RSUs granted to the directors on November 4, 2024 vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

On April 23, 2024, the Board appointed Ms. Stanton to serve on the Audit Committee and granted her 3,335 RSUs which vest 669 shares on December 1, 2024, 1,333 shares on December 1, 2025 and 1,333 RSUs on December 1, 2026.

On March 4, 2025, the Board appointed Ms. Stanton to serve as the Chair of the Audit Committee and granted her 860 RSUs which vest 216 shares on November 1, 2025, 322 shares on November 1, 2026 and 322 shares on November 1, 2027 and appointed Mr. Livek to serve as a member of the Audit Committee and granted him 1,980 RSUs which vest 496 shares on November 1, 2025, 742 shares on November 1, 2026 and 742 shares on November 1, 2027.

Mr. Strakosch joined the Board effective March 4, 2025 and was granted 1,880 RSUs which vest one-third annually on each of March 1, 2026, March 1, 2027 and March 1, 2028.

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation for each of the Company’s non-employee directors for the year ended December 31, 2024.

Name	Cash	Stock awards (1)(2)	Total
Peter Benz (3)	$25,000	$240,320	$265,320
William Livek (4)	$25,000	$188,605	$213,605
Steven Rubin (5)	$25,000	$240,320	$265,320
Lisa Stanton (6)	$25,000	$258,564	$283,564
Robert Swayman (7)	$7,847	$—	$7,847

(1)

This column reflects the aggregate grant date fair value of stock awards granted in 2024 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of Common Stock on the grant date.

(2)	As of December 31, 2024, each director held unvested RSUs as follows: Mr. Benz – 18,800, Mr. Livek – 6,526, Mr. Rubin – 18,800 and Ms. Stanton – 14,385.
(3)	Mr. Benz was granted 8,000 RSUs on November 4, 2024 for his service as a director at a fair value of $30.04 per share. Mr. Benz resigned from the Board effective March 4, 2025.
(4)

Mr. Livek was granted 4,150 RSUs on January 5, 2024 for his service as a director at a fair value of $18.23 per share and 3,760 RSUs on November 4, 2024 for his service as a director at a fair value of $30.04 per share.

(5)	Mr. Rubin was granted 8,000 RSUs on November 4, 2024 for his service as a director at a fair value of $30.04 per share.
(6)

Ms. Stanton was granted 3,335 RSUs on April 23, 2024 for her service as a director at a fair value of $17.00 per share and 6,720 RSUs on November 4, 2024 for her service as a director at a fair value of $30.04 per share.

(7)

Mr. Swayman resigned from the Board effective April 23, 2024. In connection with his resignation, the Compensation Committee accelerated 4,934 RSUs and 12,532 RSUs were forfeited that were unvested as of his resignation date.

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2024, the Board held eight meetings and acted via written consent on one occasion. All of our directors attended at least 75% of our Board and committee meetings on which they served in 2024. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. Each of our directors participated in the Company’s 2024 Annual Meeting of Stockholders.

As required by the listing standards of The NASDAQ Stock Market (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2024, the Board affirmatively determined that each person who served as a director during any part of 2024, except for Mr. Dubner, our Chief Executive Officer and Chairman of the Board, were “independent” directors within the meaning of the NASDAQ listing standards and applicable law. Upon Mr. Strakosch joining the Board on March 4, 2025, the Board affirmatively determined that he was “independent” within the meaning of NASDAQ listing standards and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.redviolet.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Insider Trading Policy
The Company maintains an Insider Trading Policy that governs the purchase and sale of our securities by our directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the Nasdaq rules. This policy prohibits purchasing or selling Company securities when any of these individuals are in possession of material non-public
information about red violet. The policy also provides
pre-clearance
procedures for all directors, officers or any employee, before engaging in certain transactions. The policy also prohibits any director or executive officer of the Company from hedging their ownership of the Company’s stock, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Company’s securities. In addition, any directors and executive officers are prohibited from selling “short” our securities to the extent required by federal securities laws. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our most recent Annual Report on Form
10-K.
Clawback
The Board approved the Red Violet, Inc. Clawback Policy (the “Clawback Policy”), in compliance with the Securities and Exchange Commission (“SEC”) and NASDAQ’s recently adopted final rules. The Clawback Policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Board Leadership Structure
On September 9, 2018, the Board appointed Derek Dubner, our CEO, as its Interim Chairman, and on April 17, 2020 as its Chairman. Four of our five current directors satisfy NASDAQ independence requirements. The Company does not have a member of our Board who is formally identified as the lead independent director. However, independent directors head each of our Board’s three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and each of the committees is comprised solely of independent directors. Although the Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separated, we believe that our current Board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the Board to manage our Company on a day-to-day
basis, and his direct involvement in our business operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our Company’s short- and long-term objectives.
Board Oversight of Enterprise Risk
The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, economic, legal and regulatory, cybersecurity and strategic and reputational risks. In connection with its review of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. For more information on our cybersecurity risk management, strategy and governance, see “Item 1C. Cybersecurity” of our Annual Report
on Form 10-K
for the year ended December 31, 2024.
In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets in executive session with the Company’s independent registered public accounting firm when needed and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.
Committees
The standing committees of the Board are the Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee may form and delegate authority to subcommittees, when appropriate.
Audit Committee
The members of the Audit Committee are Lisa Stanton (Chair), Steven Rubin, and William Livek, all of whom are independent directors as determined by the NASDAQ listing standards. The Board has determined that Ms. Stanton is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation
S-K.
Peter Benz served on, and as Chair of, the Audit Committee for all of 2024 and until his resignation from the Board effective March 4, 2025. During 2024, the Audit Committee held five meetings.
The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving
any
non-audit
services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.
The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at
www.redviolet.com
on the Investors page under the corporate governance link.
Compensation Committee
The members of the Compensation Committee are Steven Rubin (Chair), Lisa Stanton and William Livek, all of whom are independent directors as determined by the NASDAQ listing standards. Peter Benz served on the Compensation Committee for all of 2024 and until his resignation from the Board effective March 4, 2025. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation of the members of the Board or any committee thereof. Also, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of executive officers (excluding himself). During 2024, the Compensation Committee held five meetings and acted via written consent on one occasion. The Board has adopted a written charter that sets forth the duties and responsibilities of the Compensation Committee, and reassesses the charter for adequacy on an annual basis. A copy of the Compensation Committee’s charter is located on our website at
www.redviolet.com
on the Investors page under the corporate governance link.
The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.
Corporate Governance and Nominating Committee
The members of the Corporate Governance and Nominating Committee are Steven Rubin (Chair), Lisa Stanton and William Livek, all of whom are independent directors determined by the NASDAQ listing standards.

Mr. Benz served on the Corporate Governance and Nominating Committee for all of 2024 and until his resignation from the Board effective March 4, 2025. The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. The Corporate Governance and Nominating Committee held two meeting during 2024. A copy of the Corporate Governance and Nominating Committee’s charter is located on our website at
www.redviolet.com
on the Investors page under the corporate governance link.
Communications with our Board of Directors
Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Joshua Weingard, Corporate Counsel and Corporate Secretary of Red Violet, Inc., 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. Mr. Weingard will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Weingard will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.
Nominees for Director and Other Stockholder Proposals
Stockholder proposals intended to be presented at the 2026 Annual Meeting of Stockholders must be received by our Corporate Secretary at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 not later than December 29, 2025 to be considered for inclusion in our proxy materials, pursuant to Rule
14a-8
under the Exchange Act.
The Corporate Governance and Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors.
Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the Corporate Secretary at the Company’s principal executive offices at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Pursuant to our Bylaw requirements and assuming that the 2026

Annual Meeting of Stockholders is held on June 10, 2026, any stockholder proposal to be considered at the 2026 Annual Meeting of Stockholders, including nominations of persons for election to our board of directors, must be properly submitted to us not earlier than February 10, 2026, nor later than March 12, 2026.
Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule
14a-19
under the Exchange Act no later than April 11, 2026.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025
Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective April 14, 2018. A representative of Grant Thornton is expected to be a participant in the virtual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2025. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Vote Required and Board Recommendation:
The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy at the Meeting and entitled to vote.
The Board recommends that you vote “
FOR
” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2025.
Auditor Fees and Services
The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, for the year ended December 31, 2024 and 2023.

	2024	2023
Audit fees	$340,000	$322,879
Audit-related fees	—	—
Tax fees	25,875	146,625
All other fees	—	—

Total	$365,875	$469,504

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as consents and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements. Tax fees include pre-approved
professional services rendered in connection with the research and development tax credit study.
Pre-Approval
Policies and Procedures for Audit and Permitted
Non-Audit
Services
The Audit Committee is responsible for
pre-approving
all auditing services and permitted
non-audit
services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit
services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals
of audit and permissible
non-audit
services by the independent registered public accounting firm provided that all pre-approvals
by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Grant Thornton for the years ended on December 31, 2024 and December 31, 2023, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Grant Thornton LLP (“Grant Thornton”) as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.

The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).

3.

The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Lisa Stanton (Chair)

Steven Rubin

William Livek

April 17, 2025

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers -

The following table sets forth certain information with respect to our current executive officers.

Name	Position
Derek Dubner	Chief Executive Officer and Chairman of the Board
James Reilly	President
Daniel MacLachlan	Chief Financial Officer
Jeffrey Dell	Chief Information Officer

The biographical information for Mr. Dubner is included above in Proposal 1 — Election of Directors.

James Reilly, 51, has served as President of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Reilly served as President of Fluent from July 2017 until the Spin-off, and previously from June 2015 until June 2016 and as President and Chief Operating Officer of two of our subsidiaries, IDI Holdings and Interactive Data from October 2014 until June 2016. From July 2016 to June 2017, Mr. Reilly was enjoined from providing services for Fluent or its subsidiaries. From January 2014 through September 2014, Mr. Reilly served as Vice President of Sales at TRADS. From August 2010 through its acquisition of substantially all of the assets by TRADS in December 2013, Mr. Reilly served as Senior Vice President of TLO.

Daniel MacLachlan, 46, has served as the Chief Financial Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. MacLachlan served as Chief Financial Officer of Fluent from March 2016 until the Spin-off and brings over fifteen years of experience as the chief financial officer of data-driven technology companies. Mr. MacLachlan served as an Independent Director, Audit and Compensation Committee Chairman for Vapor Corp, a U.S.-based distributor and retailers of vaporizers, e-liquids and electronic cigarettes from April 2015 through April 2016. From October 2014 until February 2015, Mr. MacLachlan served as the Chief Financial Officer of TBO. Prior to TBO, Mr. MacLachlan served in the roles of Director of Finance and Chief Financial Officer for TRADS, after it acquired TLO in December 2013. Mr. MacLachlan was the Chief Financial Officer of TLO from inception in 2009 to December 2013. From 2005 to 2009, Mr. MacLachlan served as the Chief Financial Officer of JARI Research Corporation (“JARI”), a partnership with the Mayo Clinic advancing proprietary cancer therapeutic technology using targeted radioactive therapy. Prior to JARI, Mr. MacLachlan served as a Special Agent in the Federal Bureau of Investigation (FBI) specializing in the criminal investigation of public corruption and civil rights violations.

Jeff Dell, 53, has served as the Chief Information Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Dell served as Chief Information Officer of Fluent from September 2016 until the Spin-off and served as the Interim Chief Information Officer of Fluent from June 2016 through September 2016. From July 2015 through May 2016, Mr. Dell served as the VP Information Security of Fluent. From June 2012 to June 2015, Mr. Dell served as Founder and Chief Executive Officer of Endurance Tracker, Inc., a sports-based data analytics solution. From August 2009 to May 2012, Mr. Dell served as Lead Architect at Tripwire, Inc. From October 2008 to August 2009, Mr. Dell served as Chief Information Security Officer of TLO. From September 2003 to August 2009, Mr. Dell served as Founder and Chief Executive Officer of Activeworx, Inc., a leading information security data analytics company. From January 2001 to August 2003, Mr. Dell served as Chief Information Security Officer of Seisint, Inc., a leading provider in the data fusion industry.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by each of the named executive officers for the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	All other compensation (3)	Total
Derek Dubner (4)(5)	2024	$484,366	$490,000	$946,260	$13,800	$1,934,426
(Chief Executive Officer)	2023	$459,394	$350,000	$836,800	$17,575	$1,663,769
James Reilly (4)(5)	2024	$452,645	$490,000	$946,260	$13,467	$1,902,372
(President)	2023	$429,309	$350,000	$836,800	$15,018	$1,631,127
Daniel MacLachlan (4)(5)	2024	$452,645	$490,000	$946,260	$13,467	$1,902,372
(Chief Financial Officer)	2023	$429,309	$350,000	$836,800	$15,018	$1,631,127

(1)	This column represents a discretionary cash bonus to each executive in recognition of the executive’s contribution to the Company’s financial and operational success throughout the year.
(2)

This column reflects the aggregate grant date fair value of stock awards granted in 2024 and 2023, respectively, computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of Common Stock on the grant date.

(3)

Amounts in this column represent matching contributions made to the Company’s 401(k) plan. The named executive officers are eligible for matching contributions on the same basis as all eligible employees.

(4)

On November 30, 2023, each of Messrs. Dubner, Reilly and MacLachlan were granted 40,000 RSUs at a grant date fair value of $20.92 per share, which vest one-third annually on December 1, 2024, December 1, 2025 and December 1, 2026.

(5)

On November 4, 2024, each of Messrs. Dubner, Reilly and MacLachlan were granted 31,500 RSUs at a grant date fair value of $30.04 per share, which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2024.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (1)
Derek Dubner	13,333	(2)	$482,655
	26,666	(3)	$965,309
	31,500	(4)	$1,140,300
James Reilly	13,333	(2)	$482,655
	26,666	(3)	$965,309
	31,500	(4)	$1,140,300
Daniel MacLachlan	13,333	(2)	$482,655
	26,666	(3)	$965,309
	31,500	(4)	$1,140,300

(1)	Determined by multiplying the closing price of Common Stock on December 31, 2024, $36.20, by the number of shares of Common Stock underlying the RSUs.
(2)

On October 12, 2022, the Compensation Committee granted 40,000 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest one-third annually on November 1, 2023, November 1, 2024 and November 1, 2025.

(3)

On November 30, 2023, the Compensation Committee granted 40,000 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest one-third annually on December 1, 2024, December 1, 2025 and December 1, 2026.

(4)

On November 4, 2024, the Compensation Committee granted 31,500 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS.
All equity awards to Named Executive Officers (“NEOs”) are approved by the Compensation Committee with a grant date determined at the time of approval. We do not currently grant stock options. The Compensation Committee did not take material non-public
information into account when determining the timing and terms of equity awards in 2024, and we do not time the disclosure of material non-public
information for the purpose of affecting the value of executive compensation.
PAY VERSUS PERFORMANCE
The Company is providing the following information that shows the difference in the value of compensation paid to our NEOs at different points in time as required by the rules of the SEC.
Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non- PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (3)	Net Income ($)
2024	1,934,426	3,228,722	1,902,372	3,196,668	91	7,003,000
2023	1,663,769	1,411,205	1,631,127	1,378,563	50	13,529,000
2022	1,459,026	(992,191)	1,429,500	(1,021,717)	58	616,000

(1)
Reflects the total compensation of our current CEO, Derek Dubner (“PEO”). Our non-PEO
NEOs include James Reilly, our President, and Daniel MacLachlan, our CFO, for each of the years ended December 31, 2024, 2023 and 2022 (the “Covered Years”). Amounts shown in these columns are as calculated in the Summary Compensation Table for each of the years shown below.

(2)
For each Covered Year, in determining
both
the compensation actually paid for our PEO and the compensation actually paid for our Non-PEO NEOs for purposes of this Pay Versus Performance table, we deducted from or added back to the total amount of compensation reported in these columns for such Covered Years the
following amounts:

Item and Value Added (Deducted) For Mr. Dubner:	2024	2023	2022
Summary Compensation Table Total for PEO	$1,934,426	$1,663,769	$1,459,026
Deduction for Summary Compensation Table “Stock Awards” column value	(946,260)	(836,800)	(676,400)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	1,140,300	798,800	920,800
Increase (decrease) for change in fair value of outstanding equity awards granted in prior years	649,184	(114,372)	(527,872)
Increase (decrease) for change in fair value of prior-year equity awards vested in Covered Year	451,072	(100,192)	(2,167,745)

Compensation actually paid to PEO	$3,228,722	$1,411,205	$(992,191)

Item and Value Added (Deducted) Average for Non-PEO NEOs:	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs	$1,902,372	$1,631,127	$1,429,500
Deduction for Summary Compensation Table “Stock Awards” column value	(946,260)	(836,800)	(676,400)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	1,140,300	798,800	920,800
Increase (decrease) for change in fair value of outstanding equity awards granted in prior years	649,184	(114,372)	(527,872)
Increase (decrease) for change in fair value of prior-year equity awards vested in Covered Year	451,072	(100,192)	(2,167,745)

Average compensation actually paid to Non-PEO NEOs	$3,196,668	$1,378,563	$(1,021,717)

(3)
For each Covered Year, our total shareholder return (“TSR”) was calculated based on the percentage change in our cumulative TSR on Common Stock, measured as the quotient of (a) the difference between the closing market prices of Common Stock at the end versus the beginning of the last trading day before the earliest fiscal year in this Pay Versus Performance table through the last trading date of each Covered Year (the “Measurement Period”), divided by (b) the closing market price of Common Stock on the last trading day before the earliest fiscal year in this Pay Versus Performance table. Each of these percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the
Covered Year-end cumulative
values of such investment as of the end of 2024, 2023 and 2022, as applicable.

The following charts provide, across the Covered Years,
descriptions
of the relationships between (1) the compensation actually paid for the PEO and the compensation actually paid for our Non-PEO NEOs
(in each case as set forth in the Pay Versus Performance table above) and (2) the total shareholder return and net income set forth in the Pay Versus Performance table above.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$(2,000,000)
15,000,000
12,000,000
9,000,000
6,000,000
3,000,000
-
Net Income
2022
2023
2024
Axis Title
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net Income

EMPLOYMENT AGREEMENTS

Derek Dubner, Daniel MacLachlan and James Reilly

On March 26, 2018, the Company entered into employment agreements with each of Messrs. Dubner, MacLachlan and Reilly in connection with their service as the Company’s Chief Executive Officer, Chief Financial Officer, and President, respectively, which was amended on November 9, 2020 and May 8, 2023 (as amended, the “Employment Agreements”). The Employment Agreements of each of Messrs. Dubner, MacLachlan and Reilly have a term ending on March 26, 2027. Thereafter, each agreement will automatically renew for successive one-year terms unless either party provides the other party written notice of termination at least one hundred and twenty (120) days before the expiration of the applicable one-year term or unless terminated earlier pursuant to the terms of the Employment Agreements.

In connection with their respective Employment Agreements, Mr. Dubner currently receives an annual salary of $504,000; Mr. MacLachlan currently receives an annual salary of $471,000; and Mr. Reilly currently receives an annual salary of $471,000. Messrs. Dubner, MacLachlan and Reilly are eligible to receive grants of equity under the Plan, subject to the Compensation Committee’s sole discretion. Messrs. Dubner, MacLachlan and Reilly are eligible for cash bonuses commensurate with their positions, as the Board may determine. On November 4, 2024, the Compensation Committee awarded salary increases of 5.0% effective November 1, 2024, to each of Messrs. Dubner, MacLachlan and Reilly and on January 6, 2025, the Compensation Committee awarded annual cash bonuses of $490,000 to each of Messrs. Dubner, MacLachlan and Reilly. Additionally, Messrs. Dubner, MacLachlan and Reilly are eligible to participate in the Company’s existing and future benefit plans, policies or arrangements maintained by the Company and made available to employees generally and for the benefit of executives.

The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment at any time during the term for “Cause,” as such term is defined in each employment agreement. Also, the Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment without cause.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may terminate his employment and the respective employment agreement for “Good Reason,” as such term is defined in each employment agreement.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may also terminate his employment and the respective employment agreement for any reason or for no reason at all; provided, however, that such employee provides the Company with at least sixty (60) days’ prior written notice.

Each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment and the respective employment agreement will automatically terminate upon Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death, as applicable. The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment with the Company immediately upon a determination of “Disability,” as such term is defined in each employment agreement, as applicable.

Upon termination of the applicable Employment Agreement due to Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death or disability, the Company shall pay, in the case of death, to the applicable employee’s estate, such employee’s base salary accrued through the date of the employee’s death and in the case of disability, to the applicable employee, such employee’s base salary accrued through the date of determination of the employee’s disability, as applicable.

In the event Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s employment is terminated by the Company for cause, the Company shall pay to the applicable employee such employee’s base salary and benefits accrued through the date of such employee’s termination.

In the event the Company terminates the Employment Agreements of Mr. Dubner, Mr. MacLachlan or Mr. Reilly without cause or any successor of the Company refuses to accept assignment of the Employment Agreements, or if Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for Good Reason, the Company shall pay to such employee the greater of (x) his base salary for the remainder of the term and (y) two (2) years of his base salary, in each case in accordance with the Company’s payroll practices in effect from time to time, provided, however, the applicable employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement entered into in connection with the applicable employment agreement.

In the event Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for any reason (other than Good Reason) during the term of his applicable employment agreement, the Company shall pay to Mr. Dubner, Mr. MacLachlan or Mr. Reilly, as applicable, such employee’s base salary through the date of such employee’s termination.

Pursuant to the individual employment agreements or individual equity award agreements, all equity awards granted to Mr. Dubner, Mr. MacLachlan and Mr. Reilly shall vest immediately upon: (i) a “Change of Control,” as such term is defined in the applicable employment agreement, (ii) a termination of such employee’s employment by the Company without cause, (iii) a termination of employment by such employee for Good Reason or (iv) such employee’s death or disability.

PROPOSAL 3

AMENDED AND RESTATED PLAN PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, the Amended and Restated 2018 Stock Incentive Plan (the “Amended and Restated Plan”), which amends and restates the Plan. The Amended and Restated Plan would, among other things, increase the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares of Common Stock, from 6,500,000 shares of Common Stock under the Plan to 7,500,000 shares of Common Stock (the “Plan Increase”) under the Amended and Restated Plan. As of the Record Date, 6,500,000 shares of Common Stock are available for issuance under the Plan, of which 986,148 shares are subject to outstanding awards or deferred delivery under the Plan and 1,655,452 shares remain available for future issuance under the Plan. Approval of this proposal will result in an additional 1,000,000 shares of Common Stock available for issuance under the Amended and Restated Plan.

In addition to the Plan Increase, approval of this proposal would extend our ability to grant new awards under the Amended and Restated Plan until June 10, 2035, unless earlier terminated pursuant to terms of the Amended and Restated Plan. The Plan is currently set to expire on March 26, 2028. The Amended and Restated Plan also incorporates certain other technical revisions in response to changes in the law.

The Board unanimously recommends that the stockholders approve the Amended and Restated Plan Proposal. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the Amended and Restated Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached to this proxy statement as Annex A.

Administration

The Amended and Restated Plan is administered by the Compensation Committee of the Board (for purpose of this description of the Amended and Restated Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the Amended and Restated Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Grant Limits

The Amended and Restated Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), RSUs, performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Amended and Restated Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Amended and Restated Plan (each an “Eligible Individual”). As of the Record Date, we have approximately 225 employees, three contractors and four non-employee directors. A maximum of 7,500,000 shares of Common Stock may be subject to grants of ISOs under the Amended and Restated Plan.

Shares Reserved for Issuance Under the Amended and Restated Plan

Subject to adjustment as described below and under the section titled “Change in Control” and after giving effect to the Plan Increase, a total of 7,500,000 shares of Common Stock may be issued pursuant to Awards granted under the Amended and Restated Plan. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Amended and Restated Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under the Amended and Restated Plan.

If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Amended and Restated Plan, (ii) the calculation of the reduction of shares of Common Stock available under the Amended and Restated Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Amended and Restated Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the Amended and Restated Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Amended and Restated Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in Common Stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Amended and Restated Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Amended and Restated Plan above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Amended and Restated Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Amended and Restated Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the Amended and Restated Plan or Award Agreement, Common Stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, dividend equivalents on the Common Stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the grant date, by the number of shares of Common Stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Amended and Restated Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Performance Goals will be determined by the Committee in its absolute and sole discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.

Other Awards

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the Amended and Restated Plan

The Amended and Restated Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Amended and Restated Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Amended and Restated Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Amended and Restated Plan. Except as expressly provided in the Amended and Restated Plan, no amendment, suspension or termination of the Amended and Restated Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Amended and Restated Plan. Awards granted prior to the termination of the Amended and Restated Plan may extend beyond the date the Amended and Restated Plan is terminated and shall continue subject to the terms of the Amended and Restated Plan as in effect on the date the Amended and Restated Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Amended and Restated Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of Common Stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the Amended and Restated Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Amended and Restated Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of Common Stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes.

Application of Clawback Policy

Awards granted to any Eligible Individuals who are current or former officers of the Company, within the meaning of Section 16 of the Exchange Act are subject to the Clawback Policy. In general, the Clawback Policy requires, among other things, the repayment of equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statement.

New Stock Incentive Amended and Restated Plan Benefits

No awards have been made with respect to the Plan Increase and are not determinable, and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

The adoption of the Amended and Restated Plan requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Amended and Restated Plan Proposal.

PROPOSAL 4

NON-BINDING ADVISORY VOTE:

SAY ON PAY

The Dodd-Frank Act also requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as described in the executive compensation tables and the narrative discussion in accordance with the compensation disclosure rules of the SEC (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay Proposal for approval.

This Say on Pay Proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Red Violet, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Red Violet, Inc. Proxy Statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the information included in the compensation tables and any related information found in the Proxy Statement of Red Violet, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The approval of the non-binding advisory resolution, commonly referred to as a “say on pay” resolution, requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say on Pay Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Common Stock, by (i) all executive officers, (ii) all directors, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding Common Stock. The information set forth in the following table is as of the Record Date.

Unless noted otherwise, the corporate address of each person listed below is 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of Common Stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Directors and Executive Officers:
Derek Dubner	518,880	(2)	3.7%
Steven D. Rubin	66,738	(3)	*
Lisa Stanton	11,570	(4)	*
Greg Strakosch	0	(5)	*
William Livek	5,000	(6)	*
James Reilly	193,958	(7)	1.4%
Daniel MacLachlan	321,884	(8)	2.3%
Jeffrey Dell	124,343	(9)	*
All current Directors and Executive Officers as a group (8 persons)	1,242,373	(10)	8.9%
5% Holders
Trigran Investments, Inc	1,595,399	(11)	11.4%
Michael Brauser	1,372,271	(12)	9.8%
BlackRock, Inc.	784,624	(13)	5.6%
Ashford Capital Management, Inc.	697,251	(14)	5.0%

*	The person beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 13,950,797 shares of Common Stock outstanding at the Record Date.
(2)

Mr. Dubner’s shares do not include 13,333 unvested RSUs which vest on November 1, 2025, 26,666 unvested RSUs which vest 13,333 on each of December 1, 2025 and 2026, and 31,500 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

(3)

Mr. Rubin’s shares do not include 55,600 shares which have vested, but in which he has deferred delivery, 3,600 unvested RSUs which vest on November 1, 2025, 7,200 unvested RSUs which vest 3,600 on each of December 1, 2025 and 2026, and 8,000 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

(4)

Ms. Stanton shares do not include 1,666 unvested RSUs which vest on November 1, 2025, 3,333 unvested RSUs which vest 1,667 on December 1, 2025 and 1,666 December 1, 2026, 2,666 unvested RSUs which vest 1,333 shares on each of December 1, 2025 and 2026, 6,720 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027, and 860 unvested RSUs which vest 216 shares on November 1, 2025 and 322 shares on each of November 1, 2026 and 2027.

(5)	Mr. Strakosch’s shares do not include 1,880 unvested RSUs which vest equally on March 1, 2026, March 1, 2027 and March 1,2028.
(6)

Mr. Livek shares do not include 1,384 shares which have vested, but in which he has deferred delivery, 2,766 unvested RSUs which vest 1,383 on each of December 1, 2025 and 2026, 3,760 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027 and 1,980

unvested RSUs which vest 496 shares on November 1, 2025 and 742 shares on each of November 1, 2026 and 2027.
(7)

Mr. Reilly’s shares do not include 13,333 unvested RSUs which vest on November 1, 2025, 26,666 unvested RSUs which vest 13,333 on each of December 1, 2025 and 2026, and 31,500 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

(8)

Mr. MacLachlan’s shares do not include 13,333 unvested RSUs which vest on November 1, 2025, 26,666 unvested RSUs which vest 13,333 on each of December 1, 2025 and 2026, and 31,500 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

(9)

Mr. Dell’s shares do not include 10,000 unvested RSUs which vest on November 1, 2025, 20,000 unvested RSUs which vest 10,000 on each of December 1, 2025 and 2026, and 23,625 unvested RSUs which vest one-third annually on each of November 1, 2025, November 1, 2026 and November 1, 2027.

(10)	Does not include an aggregate of 312,553 unvested RSUs held by all executive officers and directors as a group and 56,984 shares in which are deferred delivery of vested RSUs.
(11)

Based on information set forth on Form 13G/A filed by Trigran Investments, Inc. (“Trigran Investments”) on February 14, 2025. Trigran Investments’ address is 630 Dundee Road, Suite 230, Northbrook, IL 60062.

(12)

Based on information set forth on Form 5 filed by Michael Brauser on February 14, 2025. Mr. Brauser’s shares include (i) 529,250 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, and (ii) 843,021 shares held by Mr. Brauser and Betsy Brauser Tenants by Entireties.

(13)	Based on information set forth on Form 13G/A filed by BlackRock, Inc. (“BlackRock”) on April 17, 2025. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.
(14)

Based on information set forth on Form 13G/A filed by Ashford Capital Management, Inc. (“Ashford Capital Management”) on November 7, 2024. Ashford Capital Management’s address is One Walker’s Mill Road, Wilmington, DE 19807.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the compensation plan under which our equity securities are authorized for issuance as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	944,252	(2)	$—	1,724,265
Equity compensation plans not approved by security Holders	—		—	—

Total	944,252		$—	1,724,265

(1)	The equity compensation plan approved by security holders is the 2018 Plan.
(2)	Represents 887,268 shares of Common Stock to be issued upon the vesting of RSUs and 56,984 shares of Common Stock underlying awards that have been vested but not delivered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

Purchase of Shares

On May 2, 2022, the Company’s Board authorized the repurchase of up to $5.0 million of Common Stock from time to time, and subsequently on December 19, 2023 and March 28, 2024, the Board authorized the repurchase of an additional $5.0 million each, bringing the total authorization to $15.0 million (the “Stock Repurchase Program”). On November 15, 2023, the Company purchased 49,600 shares of its Common Stock from Nantahala Capital Management, LLC, a greater than 5% stockholder, at a price of $20.00 per share, under the Company’s Stock Repurchase Program. On March 29, 2024, the Company acquired 200,000 shares of Common Stock at $20.50 per share under the Stock Repurchase Program from the Greater Miami Jewish Federation, Inc., a greater than 5% stockholder.

HOUSEHOLDING

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites stockholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about April 28, 2025, we distributed an Internet Notice to participating stockholders containing instructions on how to access the proxy materials on the internet, and if desired, to request to receive a printed copy of our proxy materials by mail.

As permitted by rules adopted by the SEC, we are delivering a single Internet Notice, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Directors, executive officers, and ten percent stockholders are required to furnish the Company with copies of all

Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year that ended on December 31, 2024, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities.

Copies of Annual Report on Form 10-K

If you would like to receive a paper copy of our Annual Report for the year ended December 31, 2024 or this proxy statement, without charge, please send a written request to Joshua Weingard, Corporate Counsel and Corporate Secretary, 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 or you may request by telephone at (561) 757-4000. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Annex A

Amended and Restated 2018 Stock Incentive Plan

AMENDED AND RESTATED

RED VIOLET, INC.

2018 STOCK INCENTIVE PLAN

~~AS AMENDED~~

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

Red Violet, Inc., a Delaware corporation, hereby ~~establishes~~ amends and restates the Red Violet, Inc. 2018 Stock Incentive Plan, as amended, in its entirety as the Amended and Restated Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”). The Plan is amended and restated effective [June 10, 2025)], which is ~~The Effective Date of the Plan shall be the later of: (i) the date the Plan was approved by the Board, and (ii)~~ the date ~~the~~ that the Plan was approved by stockholders of Red Violet in accordance with the laws of the State of Delaware (the “Effective Date”). Unless earlier terminated pursuant to Section 14(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2. PURPOSE

The purpose of this amendment and restatement of the Plan is to enable Red Violet to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Red Violet and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of Red Violet.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company, pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan and deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16(b)-3(d)(1) for Awards grants to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulations S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations of foreign countries that may affect the Awards or the Participants, the Committee shall have the sole discretion to

(i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action that it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Red Violet, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under other agreements, applicable law or under the Articles of Incorporation or Bylaws of Red Violet. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 7~~3~~,~~0~~500,000 shares. A maximum of 7~~3~~,~~0~~500,000 shares of Red Violet stock may be subject to grants of Incentive Stock Options.

(b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available for issuance under this Section for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash or property other than Common Stock shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(c) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any award under this Plan is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award that is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

(d) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Red Violet or other increase or decrease in such shares effected without receipt of consideration by Red Violet occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the limits of the number of shares of

Common Stock described in Section 5(b)), (ii) the calculation of the reduction of shares of Common Stock available under the Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions, as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing. Unless such action is approved by Red Violet’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option that has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options that first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently that first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Red Violet, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto.

(h) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Red Violet a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock that are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to Red Violet of shares of Common Stock that have been previously owned by the Participant for the requisite period necessary to avoid a charge to Red Violet’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Red Violet incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method that the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Red Violet, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to Red Violet to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(j) Termination of Employment. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms that are unrelated to termination of service. Unless otherwise determined by the Committee, temporary absence from employment or other service because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event that would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iii) Death. If a Participant dies while in the employment or other service of the Company, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event that would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions, as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Red Violet, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts and on such terms and conditions, as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock and Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Unit granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of Pa Goals. The determination with respect to achievement of Performance Goals shall be made pursuant to Section 9 hereof.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“Shares of stock represented by this certificate are subject to certain terms, conditions, and restrictions on transfer as set forth in the Amended and Restated Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”), and in an agreement entered into by and between the registered owner of such shares and Red Violet, Inc. (the “Company”), dated , 20 (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock, if any.

(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Participant’s name pursuant to the Restricted Stock Units; provided, however the Committee, in its sole and absolute discretion, may provide for Dividend Equivalents on vested Restricted Stock Units.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and Restricted

Stock Units held by the Participant and any dividends or distributions held in escrow by the Company with respect to Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, to the extent applicable, all grants of Restricted Stock and Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9 as if such grants were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

(g) Payment of Common Stock with respect to Restricted Stock Units. Notwithstanding anything to the contrary herein, unless otherwise provided in the Award agreement, Common Stock will be issued with respect to Restricted Stock Units no later than March 15 of the year immediately following the year in which the Restricted Stock Units are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that Participant has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, Dividend Equivalents on the Common Stock covered by Restricted Stock Units shall be deferred until the RSU Payment Date.

9. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions, as the Committee shall determine in its sole and absolute discretion.

(b) Performance Goals. Performance Goals will be determined by the Committee in its absolute and sole discretion.

(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, a holder of Performance Units or Performance Shares is not entitled to the rights of a holder of Common Stock.

(d) Determination and Payment of Performance Units or Performance Shares Earned. The Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.

(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination of employment or other service with the Company and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Shares, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The remaining Performance Units or Performance Shares and any rights with respect thereto shall be canceled and forfeited.

10. OTHER AWARDS

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of Awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such Awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such Award. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company that shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11. CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of Red Violet, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Red Violet, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit that was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated, if such Participant is not employed by Red Violet or any entity that is a part of the Company, immediately after such event.

13. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to make any payments, sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

14. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions, as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that each Award Agreement shall comply with the terms of the Plan.

(b) Exemption from Section 16(b) Liability. It is the intent It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than the Company). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

(c) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(d) Dividends and Dividend Equivalents. Except as set forth in the Plan, an Award Agreement or provided by the Committee in its sole and absolute discretion, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

(e) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Red Violet determines that such action will not result in adverse tax consequences to a Participant under Section 409A. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g) Stockholder Rights. Except as expressly provided in the Plan or an Award Agreement, a Participant shall not have any of the rights of a stockholder with respect to Common Stock subject to the Awards prior to satisfaction of all conditions relating to the issuance of such Common Stock, and no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(h) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(i) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of Red Violet offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(j) Use of Proceeds. The proceeds received by Red Violet from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Red Violet.

(k) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards, provided that, except as expressly provided in the Plan, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

(l) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of Red Violet in accordance with applicable law and the Articles of Incorporation and Bylaws of Red Violet shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof); (iii) the approval of which is necessary to comply with federal or state or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of Red Violet must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(n) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify Red Violet in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Red Violet, to its principal place of business, Attention: Corporate Secretary, and if to the holder of an Award, to the address as appearing on the records of the Company.

(x) Clawback Policy. Notwithstanding any provision in the Plan to the contrary, Awards under the Plan shall be subject to the Red Violet Clawback Policy, as amended from time to time, and any other compensation recovery and/or recoupment policies adopted by the Company to comply with applicable law or any listing exchange requirement, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with any corporate governance practices, as such policies may be amended from time to time.

ANNEX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right, Restricted Stock Unit or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by Red Violet and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of Red Violet.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, or willful misconduct; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement that defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” means: (i) any Person (other than Red Violet, any trustee or other fiduciary holding securities under any employee benefit plan of Red Violet, or any company owned, directly or indirectly, by stockholders of Red Violet in substantially the same proportions as their ownership of Red Violet Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Red Violet representing more than fifty percent (50%) or more of the value of Red Violet’s then outstanding securities (the “Majority Owner”); provided, however, that no Change in Control shall occur under this paragraph (i) unless a person who was not a Majority Owner at some time after the Effective Date becomes a Majority Owner after the Effective Date; (ii) a merger, consolidation, reorganization, or other business combination of Red Violet with any other entity, other than a merger or consolidation that would result in the securities of Red Violet outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) by value of the securities of Red Violet or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale or disposition by Red Violet of all or substantially all of its assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the securities of Red Violet by value at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Red Violet.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Red Violet.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.001 per share, of Red Violet or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section 5 of the Plan.

“Company” means Red Violet, the subsidiaries of Red Violet and all other entities whose financial statements are required to be consolidated with the financial statements of Red Violet pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Red Violet as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or, if so determined by the Committee in its sole discretion, any individual designated pursuant to Section 4(c).

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement that defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Eligible Individual” means any employee, consultant, officer, director (employee or non-employee director) or independent contractor of the Company, any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, or any employee, consultant, officer, director (employee or non-employee director) or independent contractor of Cogint, Inc. prior to the spin-off of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the Financial Industry Regulatory Authority, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the Financial Industry Regulatory Authority, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means, unless otherwise provided by applicable law, the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Red Violet” means Red Violet, Inc., a Delaware corporation.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or subsidiary of the Company.

“Plan” means this Amended and Restated Red Violet, Inc. 2018 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee or independent contractor of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right, granted under this Plan, to receive Common Stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period following the satisfaction of such conditions.

“Section 424 Employee” means an employee of Red Violet or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

~~AMENDMENT TO THE~~

~~RED VIOLET, INC.~~

~~2018 STOCK INCENTIVE PLAN~~

~~(Approved June 3, 2020)~~

~~WHEREAS, Red Violet, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”); and~~

~~WHEREAS, Section 14(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and~~

~~WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and~~

~~NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(l) of the Plan, the following amendment to the Plan is hereby adopted:~~

~~Section 5(a) of the Plan shall be amended and restated to read as follows:~~

~~“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,500,000 shares. A maximum of 4,500,000 shares of Red Violet stock may be subject to grants of Incentive Stock Options.”~~

~~Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.~~

~~AMENDMENT TO THE~~

~~RED VIOLET, INC.~~

~~2018 STOCK INCENTIVE PLAN~~

~~(Approved May 25, 2022)~~

~~WHEREAS, Red Violet, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Red Violet, Inc. 2018 Stock Incentive Plan, as amended (the “Plan”); and~~

~~WHEREAS, Section 14(l) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and~~

~~WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and~~

~~NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(l) of the Plan, the following amendment to the Plan is hereby adopted:~~

~~Section 5(a) of the Plan shall be amended and restated to read as follows:~~

~~“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 6,500,000 shares. A maximum of 6,500,000 shares of Red Violet stock may be subject to grants of Incentive Stock Options.”~~

~~Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.~~

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Red Violet, Inc. Internet: www.proxypush.com/RDVT • Cast your vote online Annual Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 14, 2025 Phone: Tuesday, June 10, 2025 11:00 AM, Eastern Time 1-844-926-2224 Annual Meeting to be held live via the Internet—please visit • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/RDVT for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Eastern Time, June 10, 2025. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/RDVT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Daniel MacLachlan and Joshua Weingard (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Red Violet, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Red Violet, Inc. Annual Meeting of Stockholders Please make your marks like this: MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect five directors to serve for a one-year term until the 2026 Annual Meeting of Stockholders or until a successor is duly elected and qualified; FOR WITHHOLD 1.01 Derek Dubner FOR #P2# #P2# 1.02 William Livek FOR #P3# #P3# 1.03 Steven Rubin FOR #P4# #P4# 1.04 Lisa Stanton FOR #P5# #P5# 1.05 Greg Strakosch FOR #P6# #P6# FOR AGAINST ABSTAIN 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public FOR accounting firm for the year ending December 31, 2025; #P7# #P7# #P7# 3. To amend and restate the Red Violet, Inc. 2018 Stock Incentive Plan (the “Plan”) to, among other FOR things, increase the number of shares available for issuance and to extend the term of the Plan; #P8# #P8# #P8# 4. To hold a non-binding advisory vote to approve our named executive officers’ compensation; and FOR #P9# #P9# #P9# 5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date